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                                                                       EXHIBIT 5

                               [SEP&S LETTERHEAD]

                                                         October 6, 1998

Response USA, Inc.
11-H Princess Road
Lawrenceville, New Jersey 08648

    Re:  Registration Statement on Form S-3 (Registration No. 333-     )

Ladies and Gentlemen:

    You have requested our opinion, as counsel for Response USA, Inc., a Delaware corporation (the "Company"), in connection with the registration
statement on Form S-3 (No. 333-     ) (the "Registration Statement"), filed with
the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

    The Registration Statement relates to the registration by the Company of the sale by certain Selling Stockholders of up to 1,049,280 shares of common stock, par value $.008 per share (the "Shares"), of the Company.

    We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. Based upon such examinations, it is our opinion that, when there has been compliance with the Act and the applicable state securities laws, the Shares, when issued, delivered and paid for in accordance with the terms thereof, will be validly issued, and the Shares, when so issued, delivered and paid for will also be fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

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                                            Very truly yours,
                                    /s/ SQUADRON, ELLENOFF, PLESENT &
                                              SHEINFELD, LLP
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